Exhibit 99.1

Station Casinos Announces Third Quarter Results

LAS VEGAS--(BUSINESS WIRE)--November 16, 2009--Station Casinos, Inc. ("Station" or the “Company") today announced the results of its operations for the third quarter ended September 30, 2009.

Results of Operations

The Company's net revenues for the third quarter ending September 30, 2009, were approximately $255.7 million, a decrease of 19% compared to the prior year's third quarter. The Company reported Adjusted EBITDA for the quarter of $61.4 million, a decrease of 43% compared to the prior year's third quarter. For the third quarter, the Company reported a net loss of $455.4 million as compared to a net loss of $23.4 million in the prior year’s third quarter.

In connection with the Chapter 11 case to reorganize, the company recorded reorganization items of $370.6 million in the third quarter. These reorganization items represent professional fees and other costs incurred as a direct result of the Chapter 11 cases of $51.6 million (of which $17.9 million were incurred during the third quarter), adjustment of swap carrying values of $94.0 million and losses of $185.7 million and $39.3 million, respectively, representing the write-off of unamortized debt discounts and debt issuance costs related to certain liabilities subject to compromise.

In addition, during the third quarter, the Company incurred $6.1 million in write-downs and other charges, which included lease termination expenses, losses on asset disposals and severance expense. The Company also incurred $4.5 million in costs to develop new gaming opportunities, $2.1 million of expense related to equity-based awards, $1.1 million of preopening expenses including preopening expenses of its joint ventures, a reclassification of $7.5 million in legal fees related to the proposed debt restructuring to reorganization items, and a gain of $1.4 million related to its deferred compensation plan.

The Company’s third quarter earnings from its Green Valley Ranch joint venture were $2.1 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch’s operating income. For the third quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $8.5 million, a decrease of 57% compared to the same period in the prior year. Green Valley Ranch reported a net loss of $12.5 million for the third quarter as compared to a net loss of $0.3 million in the same period in the prior year.

Las Vegas Market Results

For the third quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch and Aliante Station, were $231.9 million, a 19% decrease compared to the prior year’s third quarter, while Adjusted EBITDA from those operations decreased 36% to $57.8 million from $90.5 million in the same period in the prior year. The Major Las Vegas Operations reported a net loss of $24.8 million for the third quarter as compared to a net loss of $5.7 million in the same period in the prior year.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.9 billion as of September 30, 2009, of which $5.7 billion was classified as liabilities subject to compromise. Total capital expenditures were $18.4 million for the third quarter which consisted primarily of maintenance capital purchases and other projects. Equity contributions to joint ventures during the third quarter were $5.2 million.

Company Information and Forward-Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada, a 50% interest in Aliante Station Casino + Hotel in North Las Vegas, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to effect a successful restructuring; the impact of the bankruptcy filing on our operations; our ability to finance operations and expenses associated with the pending bankruptcy proceeding; the impact of the substantial indebtedness incurred to finance the consummation of the going private transaction in November 2007; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain non-cash recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. In this regard, Adjusted EBITDA is a key metric used by the Company in its individual property budgeting process, when calculating returns on investment on existing and proposed projects and in the evaluation of incentive compensation related to property management. Adjusted EBITDA consists of net income (loss) plus income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. The Company has historically reported this measure and management believes that the continued inclusion of Adjusted EBITDA provides the consistency in our financial reporting required by our stakeholders. In addition, management believes that our debt stakeholders use Adjusted EBITDA as an appropriate financial measure in determining the value of their investment. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net income (loss), or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Operating revenues:
Casino	$182,277	$224,008	$575,887	$711,672
Food and beverage	45,828	56,994	149,828	176,724
Room	19,350	24,497	63,428	82,778
Other	18,100	19,296	49,315	58,378
Management fees	13,245	17,767	39,543	55,839
Gross revenues	278,800	342,562	878,001	1,085,391
Promotional allowances	(23,075)	(25,594)	(72,367)	(77,004)
Net revenues	255,725	316,968	805,634	1,008,387

Operating costs and expenses:
Casino	79,653	89,463	244,720	276,674
Food and beverage	28,522	36,753	90,907	118,715
Room	8,487	10,121	25,918	30,686
Other	5,640	7,103	15,229	23,080
Selling, general and administrative	58,923	65,515	169,306	192,102
Corporate	951	6,612	25,644	27,002
Development	4,534	719	5,738	2,058
Depreciation and amortization	53,392	55,051	159,929	170,706
Preopening	946	3,262	4,108	8,112
Write-downs and other charges, net	6,134	950	11,974	6,962
	247,182	275,549	753,473	856,097

Operating income	8,543	41,419	52,161	152,290
(Losses) earnings from joint ventures	(3,562)	2,288	(855)	17,455
Operating income and (losses) earnings from joint ventures	4,981	43,707	51,306	169,745

Other income (expense):
Interest expense, net	(56,911)	(90,506)	(241,305)	(281,855)
Interest and other expense from joint ventures	(11,494)	(7,480)	(33,769)	(24,521)
Change in fair value of derivative instruments	1,479	16,205	35,060	22,913
Gain on early retirement of debt	-	-	40,348	-
	(66,926)	(81,781)	(199,666)	(283,463)
Loss before income taxes and reorganization items	(61,945)	(38,074)	(148,360)	(113,718)
Reorganization items	(370,652)	-	(370,652)	-
Loss before income taxes	(432,597)	(38,074)	(519,012)	(113,718)
Income tax (provision) benefit	(22,803)	14,640	(35,428)	38,009
Net loss	$(455,400)	$(23,434)	$(554,440)	$(75,709)

Station Casinos, Inc.
Summary Information and
Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Major Las Vegas Operations (a):
Net revenues	$231,856	$286,633	$736,563	$914,052

Net (loss) income	$(24,835)	$(5,669)	$(46,102)	$2,705
Income tax (benefit) provision	(13,373)	(2,096)	(24,824)	1,001
Interest and other expense, net	6,062	7,190	19,197	22,556
Depreciation and amortization	25,727	27,566	77,173	92,790
EBITDA	(6,419)	26,991	25,444	119,052
Rent expense (b)	62,363	62,363	187,088	187,088
Write-downs and other charges, net	1,899	623	2,189	2,809
Equity-based compensation expense	(28)	539	1,125	1,871
Adjusted EBITDA	$57,815	$90,516	$215,846	$310,820

Green Valley Ranch (50% owned):
Net revenues	$42,623	$59,043	$142,376	$184,651

Net (loss) income	$(12,482)	$(263)	$(14,963)	$5
Interest and other expense, net	15,178	13,474	38,290	47,725
Depreciation and amortization	5,826	6,328	17,333	18,957
EBITDA	8,522	19,539	40,660	66,687
Write-downs and other charges, net	-	191	456	353
Loss on early retirement of debt	-	-	-	122
Equity-based compensation expense	(6)	3	-	34
Adjusted EBITDA	$8,516	$19,733	$41,116	$67,196

Major Las Vegas Operations including Green Valley Ranch:
Net revenues	$274,479	$345,676	$878,939	$1,098,703

Net (loss) income	$(37,317)	$(5,932)	$(61,065)	$2,710
Income tax (benefit) provision	(13,373)	(2,096)	(24,824)	1,001
Interest and other expense, net	21,240	20,664	57,487	70,281
Depreciation and amortization	31,553	33,894	94,506	111,747
EBITDA	2,103	46,530	66,104	185,739
Rent expense (b)	62,363	62,363	187,088	187,088
Write-downs and other charges, net	1,899	814	2,645	3,162
Loss on early retirement of debt	-	-	-	122
Equity-based compensation expense	(34)	542	1,125	1,905
Adjusted EBITDA	$66,331	$110,249	$256,962	$378,016

Total Station Casinos, Inc. (c):
Net loss	$(455,400)	$(23,434)	$(554,440)	$(75,709)
Income tax provision (benefit)	22,803	(14,640)	35,428	(38,009)
Interest and other expense, net	66,926	81,781	240,014	283,463
Gain on early retirement of debt	-	-	(40,348)	-
Depreciation and amortization	53,392	55,051	159,929	170,706
EBITDA	(312,279)	98,758	(159,417)	340,451
Write-downs and other charges, net	6,134	950	11,974	6,962
Write-downs and other charges, net at joint ventures (50%)	2	(2)	704	7
Development expense	4,534	719	5,738	2,058
Preopening expenses	946	3,262	4,108	8,112
Preopening expenses at joint ventures (50%)	166	1,059	36	3,006
Equity-based compensation expense	2,103	2,344	7,563	7,131
Depreciation and amortization of investments in joint ventures	30	2,517	88	2,517
Merger transaction costs	-	(1,550)	-	(1,096)
Other non-recurring items	(8,860)	603	(1,732)	2,494
Reorganization items	370,652	-	370,652	-
Executive buyout at Thunder Valley (24%)	-	-	930	-
Thunder Valley development fee	(2,000)	-	(2,000)	-
Referendum expense at Thunder Valley (24%)	-	-	-	1,560
Adjusted EBITDA	$61,428	$108,660	$238,644	$373,202

Occupancy percentage	84%	90%	85%	90%
ADR	$61	$77	$67	$87

(a)	Includes the wholly owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(c)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc., Las Vegas
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications